Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-281561 on Form S-3 and Registration Statement Nos. 333-261959, 333-273978, and 333-276423 on Form S-8 of our reports dated March 17, 2025, relating to the financial statements of Douglas Elliman Inc. and subsidiaries and the effectiveness of Douglas Elliman Inc.'s and subsidiaries internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Miami, Florida
March 17, 2025